D E  V I S S E R  G R A Y
                    CHARTERED ACCOUNTANTS

                                401 - 905 West Pender Street
                                        Vancouver, BC Canada
                                                     V6C 1L6

                                         Tel: (604) 687-5447
                                         Fax: (604) 687-6737


AUDITORS' REPORT

To the Shareholders of Anooraq Resources Corporation

We have audited the consolidated balance sheets of Anooraq Resources Corporation as at October 31, 2002 and 2001, and the consolidated statements of operations, deficit, cash flows and exploration costs for each of the years in the three year period ended October 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in Canada and the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at October 31, 2002 and 2001 and the results of its operations and cash flows for each of the years in the three year period ended October 31, 2002 in accordance with generally accepted accounting principles in Canada. As required by the Company Act (British Columbia), we report that, in our opinion, these principles have been applied on a consistent basis.



CHARTERED ACCOUNTANTS

Vancouver, British Columbia
March 6, 2003

COMMENTS BY AUDITORS FOR U.S. READERS ON CANADA - U.S.
REPORTING CONFLICT

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by significant uncertainties and contingencies such as those referred to in note 1 to these financial statements. Although we conducted our audits in accordance with both Canadian and U.S. generally accepted auditing standards, our report to the shareholders dated March 6, 2003 is expressed in accordance with Canadian reporting standards which do not require a reference to such matters when the uncertainties are adequately disclosed in the financial statements.



CHARTERED ACCOUNTANTS

Vancouver, British Columbia
March 6, 2003